                                                                    EXHIBIT 4.11

================================================================================



                       MESA CAPITAL CORPORATION, ISSUER


                                     AND


                                  MESA INC.


                                     AND


                             MESA OPERATING CO.,
                                      GUARANTORS


                                 $300,000,000


                            12% SUBORDINATED NOTES


                              DUE AUGUST 1, 1996


                              FIFTH SUPPLEMENTAL
                          COLLATERAL TRUST INDENTURE


                         DATED AS OF JANUARY 5, 1994


                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                                    TRUSTEE



================================================================================

                               FIFTH SUPPLEMENTAL
                           COLLATERAL TRUST INDENTURE


                 THIS FIFTH SUPPLEMENTAL COLLATERAL TRUST INDENTURE, dated as of January 5, 1994, among MESA CAPITAL CORPORATION, a Delaware corporation (the "Company"), and MESA INC., a Texas corporation ("MESA"), and MESA OPERATING CO., a Delaware corporation ("MOC" and, together with MESA, the "Guarantor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as successor trustee (the "Trustee").

                 Intending to be legally bound hereby, each of the parties agrees as follows for the benefit of the other parties and for the equal and ratable benefit of Holders of the Company's 12% Subordinated Notes due August 1, 1996 (the "Securities"):

                 WHEREAS, the Company, MESA, Mesa Operating Limited Partnership, a Delaware limited partnership ("MOLP" and, together with MESA, the "Preexisting Guarantor") and the Trustee are now parties to that certain Collateral Trust Indenture, dated as of August 1, 1986, as amended by the Supplemental Indenture dated as of July 31, 1987, the Second Supplemental Collateral Trust Indenture dated as of December 31, 1991, the Third Supplemental Collateral Trust Indenture dated as of April 30, 1992 and the Fourth Supplemental Collateral Trust Indenture dated as of August 26, 1993 (as amended, the "Indenture"), pursuant to which the Securities were issued; and

                 WHEREAS, MOLP, MESA, Mesa Sub 1, Inc. (the name of MOC prior to the merger referred to therein) and certain other parties have entered into a Merger Agreement, dated as of January 5, 1994, pursuant to which, among other things, MOLP will merge with and into MOC, with MOC being the surviving entity, and the separate existence of MOLP will cease; and

                 WHEREAS, MOC now elects to assume all of the Obligations of MOLP, as one of the Preexisting Guarantors, arising under the Indenture and the Securities and the Guaranty, including, without limitation the payment of all principal of, interest on, and fees with respect to, the Securities; and

                 WHEREAS, Section 6.02 of the Indenture provides that the Preexisting Guarantor shall not consolidate with, merge into or sell, lease or transfer all or substantially all of its properties and assets as an entirety to another person unless such person expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all of the Obligations of the Original Guarantor under the Indenture and the Securities and the Guaranty; and

                 WHEREAS, Section 6.03 of the Indenture provides that in connection with any consolidation, merger, transfer or lease contemplated by
Section 6.02, the Preexisting Guarantor shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereof comply with Article Six of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; and

                 WHEREAS, Section 6.04 of the Indenture provides that upon any consolidation or merger, or any sale, lease or transfer of all or substantially all of the assets of the Preexisting Guarantor, the successor person formed by such consolidation or into which the Preexisting Guarantor is merged or the person to which such sale, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Preexisting Guarantor under the Indenture with the same effect as if such successor had been named as the Preexisting Guarantor under the Indenture and the Guaranty; and

                 WHEREAS, the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as specified in Section 6.03 of the Indenture; and

                 WHEREAS, capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Indenture;

                 NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and MESA and MOC, as Guarantor, agree as follows for the benefit of the Trustee and the Holders of the Securities, and hereby amend and supplement the Indenture as follows:

                 1. In accordance with the provisions of Article Six of the Indenture, MOC hereby assumes all of the Obligations of MOLP as Guarantor under the Indenture and under the Securities and under the Guarantee, including without limitation, the Company's obligation to pay all principal of, interest on, and fees with respect to, the Securities, and the Guarantor shall hereafter mean MESA and MOC.

                 2. The definitions of the following terms used in the Indenture shall be modified as set forth in this paragraph 2:

                 (a) The definition of "Mesa Operating Limited Partnership" shall be amended and restated in its entirety as follows:

                 "Mesa Operating Limited Partnership" means Mesa Operating Co., a Delaware corporation, until a successor replaces it and thereafter means the successor.

                 (b) The definition of "Board of Directors" shall be amended and rested in its entirety as follows:

                 "Board of Directors" means the Board of Directors of the Company or Mesa Limited Partnership or Mesa Operating Limited Partnership or any authorized committee of any such Board of Directors.

                 (c) The definition of "Officer" shall be amended and restated to read in its entirety as follows:

                 "Officer" means, with respect to the Company, a Guarantor or any other corporation, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller thereof and, with respect to any general or limited partnership, the general partner thereof or an Officer of a corporate general partner of such partnership.

                 3. Upon the execution and delivery of this Fifth Supplemental Collateral Trust Indenture, the Indenture and the Guarantee shall be modified to reflect the substitution of MOC for MOLP as a Guarantor under the Indenture and the Guarantee in accordance herewith, and this Fifth Supplemental Collateral Trust Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereinafter authenticated and delivered hereunder shall be bound by the Indenture, as so modified.

                 4. Except to the extent amended by or inconsistent with this Fifth Supplemental Collateral Trust Collateral Trust Indenture, the Company, MESA and MOC as Guarantor, and the Trustee hereby ratify and reconfirm the Indenture in its entirety.

                 5. This Fifth Supplemental Collateral Trust Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 6. The Trustee shall be authorized to place on the face or reverse side of each certificate representing the Securities the following legend, which legend may be imprinted on the certificates or set forth thereon by sticker, stamp or otherwise:

                 "Effective January 5, 1994, Mesa Operating Co., a Delaware corporation, assumed all obligations of Mesa Operating Limited Partnership under the 12% Subordinated Notes due August 1, 1996 of Mesa Capital Corporation, MESA Inc. and Mesa Operating Limited Partnership and under the related Guaranty."

                 7. The laws of the State of New York shall govern the construction and interpretation of this Fifth Supplemental Indenture, without regard to principles of conflicts of laws.

                 IN WITNESS WHEREOF, the parties hereto executed this Fifth Supplemental Collateral Trust Indenture as of the date first above written.

                                        MESA CAPITAL CORPORATION

Attest:


                                        By:
- ---------------------------                ---------------------------
Charles L. Carpenter                       William D. Ballew
Secretary                                  Controller


                                        MESA INC.

Attest:

                                        By:
- ---------------------------                ---------------------------
Charles L. Carpenter                       William D. Ballew
Secretary                                  Controller


                                        MESA OPERATING CO.

Attest:


                                        By:
- ---------------------------                ---------------------------
Charles L. Carpenter                       William D. Ballew
Secretary                                  Controller


                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, as Trustee

Attest:


                                        By:
- ---------------------------                ---------------------------
Authorized Officer                         Assistant Vice President
                                           and Trust Officer